JACO ELECTRONICS, INC.
                                 145 Oser Avenue
                            Hauppauge, New York 11788

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be Held on December 16, 2003
                          --------------------------

To the Shareholders of
                             JACO ELECTRONICS, INC.

                  Please be advised that the annual meeting of shareholders (the "Annual Meeting") of Jaco Electronics, Inc., a New York corporation (the "Company"), will be held on December 16, 2003, at 9:30 a.m., local time, at the offices of the Company, 145 Oser Avenue, Hauppauge, New York 11788.

                  The Annual Meeting will be held for the following purposes:

                  1. To elect six Directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

                  2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

                  The Board of Directors has fixed the close of business on November 17, 2003 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

                  YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.


                                 By Order of the Board of Directors,

                                 Joel H. Girsky,
Date: November 19, 2003          Chairman

                             JACO ELECTRONICS, INC.
                                 145 Oser Avenue
                            Hauppauge, New York 11788
                                ---------------

                                 PROXY STATEMENT
                                  ---------------

                  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jaco Electronics, Inc. (the "Company"), a New York corporation, of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held on December 16, 2003, at 9:30 a.m., local time, at the offices of the Company, 145 Oser Avenue, Hauppauge, New York 11788, and any and all adjournments thereof.

                  The solicitation will be by mail, and the cost of such solicitation, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's common stock, $0.10 par value per share (the "Common Stock"), will be borne by the Company.

                  The shares of Common Stock represented by each duly executed proxy received by the Board of Directors before the Annual Meeting will be voted at the Annual Meeting as specified in the proxy. A shareholder may withhold authority to vote for all of the nominees by marking the appropriate box on the accompanying proxy card or may withhold authority to vote for an individual nominee by striking a line through such nominee's name in the appropriate space on the accompanying proxy card. The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the shareholders appointing them. In the absence of such directions, such shares will be voted FOR Proposal 1 listed below and, in their best judgment, will be voted on any other matters as may come before the Annual Meeting. Shareholders who execute proxies nevertheless retain the right to revoke them at any time before they are voted by submitting new proxies bearing a later date, by submitting written revocations to the named proxies, or by attending the Annual Meeting and voting thereat.

                  The principal executive offices of the Company are located at 145 Oser Avenue, Hauppauge, New York 11788. The telephone number of the Company is (631) 273-5500. This Proxy Statement, the accompanying form of proxy, and the 2003 Annual Report to Shareholders, are first being sent to shareholders on or about November 24, 2003 (the "Mailing Date").

                        VOTING SECURITIES AND RECORD DATE

                  The Board of Directors has designated November 17, 2003 as the record date (the "Record Date") for determining the shareholders entitled to notice of the Annual Meeting and to vote thereat. On the Record Date, the total number of shares of Common Stock of the Company, outstanding and entitled to vote was 5,927,082 (excluding 659,900 shares of treasury stock). The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their respective names on the books of the Company at the close of business on the Record Date. The presence in person or by proxy of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting will be necessary to constitute a quorum. If a quorum is present, a plurality vote of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of any director in Proposal 1. All other matters submitted to a vote of the shareholders require the affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting and entitled to vote for approval. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate. A broker non-vote occurs when a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal.

                  In case a quorum shall not be present at the Annual Meeting, a majority in interest of the shareholders entitled to vote at the Annual Meeting present, in person or by proxy, shall have the power to adjourn such Annual Meeting from time to time, without notice other than announcement at the Annual Meeting until the requisite amount of shares of Common Stock entitled to vote shall be present. Proxy ballots are received and tabulated by the Company's transfer agent, American Stock Transfer and Trust Company, and certified by the inspector of election.

                PRINCIPAL SHAREHOLDERS; SHARES HELD BY MANAGEMENT

                  The following table sets forth the number and percentage of shares of Common Stock owned as of November 17, 2003 by (i) each director of the Company and each nominee for director, (ii) all persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the outstanding shares of Common Stock, (iii) each of the executive officers, and (iv) all of the Company's directors and executive officers, as a group. Each person named in this table has sole investment power and sole voting power with respect to the shares of Common Stock set forth opposite such person's name, except as otherwise indicated.



     Name and Address of             Aggregate Number of Shares      Percentage of Shares
     Beneficial Owner(1)                  Beneficially Owned         Beneficially Owned(2)
     -------------------                  ------------------         ---------------------


* Joel H. Girsky                              1,126,640  (3)                   18.1%

*Joseph F. Oliveri                               70,000  (4)                    1.2%

*Charles B. Girsky                              553,360  (5)                    9.2%

*Stephen A. Cohen                                59,683  (6)                    1.0%

*Edward M. Frankel                               41,250  (7)                     **

*Joseph F. Hickey, Jr.                           57,750  (8)                    1.0%

   Jeffrey D. Gash                               87,298  (9)                    1.5%

   Gary Giordano                                 62,500  (10)                   1.0%

Dimensional Fund Advisors                       456,022  (11)                   7.7%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

Royce & Associates, LLC                         757,150  (12)                  12.8%
1414 Avenue of the Americas
New York, NY  10019

All directors and executive officers as a     2,058,481  (13)                  31.0%
group (8 persons)

---------------------------------


*        Nominee for election to the Board of Directors.
**       Less than one percent.

(1) Unless otherwise indicated, the address of each person listed is 145 Oser Avenue, Hauppauge, New York, 11788.

(2) Assumes a base of 5,927,082 shares of Common Stock outstanding, before any consideration is given to outstanding options.

(3) Includes (i) 210,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, (ii) 75,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan, and (iii) 37,500 shares of Common Stock awarded under the Company's Restricted Stock Plan.

(4) Includes (i) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, and (ii) 40,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan.

(5) Includes (i) 347,815 shares of Common Stock owned by the Girsky Family Trust, (ii) 52,500 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, (iii) 50,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan, and (iv) 37,500 shares of Common Stock awarded under the Company's Restricted Stock Plan.

(6) Includes (i) 7,183 shares of Common Stock owned directly by Mr. Cohen, (ii) 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, (iii) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan, and (iv) 11,250 shares of Common Stock held as nominee for the law firm of Morrison Cohen Singer & Weinstein, LLP, in which Mr. Cohen is a partner. Mr. Cohen disclaims beneficial ownership of the 11,250 shares except to the extent of his pecuniary interest therein by virtue of his partnership interest in Morrison Cohen Singer & Weinstein, LLP.

(7) Includes (i) 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, and (ii) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan.

(8) Includes (i) 11,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, and (ii) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan.

(9) Includes (i) 30,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, (ii) 40,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan, and (iii) 15,000 shares of Common Stock awarded under the Company's Restricted Stock Plan.

(10) Includes (i) 15,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 1993 Non-Qualified Stock Option Plan, (ii) 40,000 shares of Common Stock acquirable pursuant to options exercisable within 60 days granted under the Company's 2000 Stock Option Plan, and (iii) 7,500 shares of Common Stock awarded under the Company's Restricted Stock Plan.

(11) These securities are held in investment advisory accounts of Dimensional Fund Advisors, Inc. This information is based upon an amendment to Schedule 13G dated, February 12, 2003, and information made available to the Company.

(12) The information is based upon an amendment to Schedule 13G dated February 2, 2003, and information made available to the Company.

(13) Includes 706,250 shares of Common Stock acquirable pursuant to options exercisable within 60 days and 97,500 shares of Common Stock awarded under the Company's Restricted Stock Plan.





                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

                  Six directors are to be elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all nominees hereinafter named, all of whom are presently directors of the Company. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's By-Laws.

                  The nominees for the Board of Directors of the Company are as follows:

                           Stephen A. Cohen
                           Edward M. Frankel
                           Charles B. Girsky
                           Joel H. Girsky
                           Joseph F. Hickey, Jr.
                           Joseph F. Oliveri

                  Information about the foregoing nominees is set forth under "Management" below.

                  Unless marked to the contrary, the shares of Common Stock represented by the enclosed Proxy will be voted FOR the election of the nominees named above as directors.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

                  The Board of Directors held seven meetings during the fiscal year ended June 30, 2003 ("Fiscal 2003"). Each director (during the period in which each such director served) attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

Board Committees

                  The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The entire Board of Directors administered the Company's 1993 Non-Qualified Stock Option Plan, Restricted Stock Plan and 2000 Stock Option Plan during Fiscal 2003. The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations and for selecting and meeting with the Company's independent accountants. The Audit Committee reviews with members of the Company's accounting department and the independent auditors accounting, auditing and financial reporting matters and the Company's internal accounting controls. The Audit Committee operates under a written Audit Committee Charter adopted by the Board, as amended on November 7, 2003. A copy of the Audit Committee Charter, as amended, is attached hereto as Appendix A. The Audit Committee held five meetings during Fiscal 2003. The Audit Committee currently consists of Messrs. Hickey, Frankel and Cohen. The Audit Committee expects to recommend to the Board for its adoption during the fiscal year ended June 30, 2004 certain amendments to the Audit Committee's charter and possibly other changes to the Audit Committee to comply with applicable requirements of the Sarbanes-Oxley Act of 2002 and related rules promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., which regulates companies, like the Company, whose stock is traded on The Nasdaq Stock Market, prior to the date that such requirements and rules become effective. Each of the current members of the Audit Committee is an independent director within the meaning of rules and regulations promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. currently in effect.

                  The Compensation Committee makes recommendations to the Board of Directors concerning compensation arrangements for directors, executive officers, and senior management of the Company. The Compensation Committee did not meet during Fiscal 2003. The Compensation Committee is comprised of Mr. Frankel and Mr. Hickey.


                                   MANAGEMENT
Executive Officers and Directors

                  The current directors and executive officers of the Company, their ages, their positions and terms of office with the Company are set forth below.

Name                                                Age            Position

* Joel H. Girsky..............................      64             Chairman of the Board, President and Treasurer

* Joseph F. Oliveri...........................      54             Vice Chairman of the Board and Executive Vice President

* Charles B. Girsky...........................      69             Executive Vice President and Director

   Jeffrey D. Gash............................      51             Executive Vice President, Finance and Secretary

   Gary Giordano..............................      46             Executive Vice President

* Stephen A. Cohen............................      66             Director

* Edward M. Frankel...........................      65             Director

* Joseph F. Hickey, Jr........................      45             Director
---------------

* Nominee for election to the Board of Directors.

                  Joel H. Girsky has been a Director and executive officer of the Company since it was founded in 1961. He also is a director of Frequency Electronics, Inc. of Uniondale, New York. Messrs. Joel H. Girsky and Charles B. Girsky are brothers.

                  Joseph F. Oliveri became Vice Chairman of the Board of Directors and an Executive Vice President in June 2000. From March 1983 to June 2000 he was President and Chief Executive Officer of Interface Electronics Corp. ("Interface"). The Company acquired Interface in June 2000.

                  Charles B. Girsky was a founder, Director and President of the Company from 1961 through January 1983. He became an executive officer again in August 1985 and has been an Executive Vice President since January 1988. He has been a Director since 1986. Messrs. Charles B. Girsky and Joel H. Girsky are brothers.

                  Jeffrey D. Gash became an Executive Vice President, Finance in October 2000. He became Vice President of Finance in January 1989, and was Controller of the Company for more than five years prior thereto. In September 1999, he became Secretary of the Company. He has also served in similar capacities with the Company's subsidiaries.

                  Gary Giordano became Executive Vice President in June 2000. From February 1992 to June 2000 he was a Vice President of Sales and Marketing.

                  Stephen A. Cohen has been a Director since 1970. Since August 1989, he has practiced law as a member of Morrison Cohen Singer & Weinstein, LLP, the Company's general counsel.

                  Edward M. Frankel became a Director in May 1984. Since December 1999, he has been Chairman of the Board of Vitaquest International, Inc., a distributor of vitamins and health and beauty products. For more than five years prior thereto, he served as President of Vitaquest and its predecessor entities.

                  Joseph F. Hickey, Jr. became a Director in May 1997. Since January 2003, he has been a retirement consultant for Cleary Gull Inc., a Milwaukee-based financial services firm. He is also currently a managing director at Hopewell Ventures, L.P., a venture capital firm. From February 1991 to April 2001, he was employed by Tucker Anthony Sutro Capital Markets, a national investment banking firm which merged with RBC Dain Rauscher Corp. in March 2002. He was a managing director in Tucker Anthony's investment banking department.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

                  The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended June 30, 2003, 2002 and 2001, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during Fiscal 2003:


SUMMARY COMPENSATION TABLE


                                     Annual Compensation                                Long Term Compensation
                          -------------------------------------------        -----------------------------------------------
                                                                                Awards              Payouts

                                                                                      Securities
                                                       Other Annual     Restricted    Underlying                All Other
Name and                                               Compensation       Stock        Options/       LTIP      Compensation
Principal Position        Year   Salary($)(1) Bonus($)     ($)(2)      Awards($)(3)(4) SARs(#)(4)   Payouts($)      ($)(5)
------------------        ----   ----------- --------     ------      --------------- ----------   ----------      ------
Joel H. Girsky            2003      337,500     --          --              --             25,000      --            60,496
Chairman of the Board     2002      346,900     --          --              --            --           --           151,633
President, and Treasurer  2001      325,000  720,000                                       50,000                    59,083


Joseph F. Oliveri         2003      270,000   123,200       --              --             25,000      --               414
Vice Chairman and         2002      277,500    60,700       --              --            --           --               414
Executive Vice President  2001      300,000   175,500                                      15,000                       207


Charles B. Girsky         2003      225,000     --          --              --             25,000      --             2,344
Executive Vice President  2002      231,300     --          --              --            --           --             2,344
                          2001      225,000   360,000       --              --             25,000      --             2,286

Jeffrey D. Gash           2003     144,000     2,700       --              --             25,000      --             2,473
Executive Vice            2002     148,000    10,800       --              --            --           --             2,964
President, Finance and    2001     152,500    50,800       --              --             15,000      --             1,124
Secretary


Gary Giordano             2003      180,000     --                                         25,000                     1,095
Executive Vice President  2002      185,000     --          --              --            --           --             1,853
                          2001      184,300    43,600       --              --             15,000      --             1,180



(1) Effective October 1, 2001, each named executive officer voluntarily agreed to a temporary 10% salary reduction. See description of employment agreements on pages 10 through 12.

(2) The costs of certain benefits are not included because they did not exceed, in the case of each named executive officer, the lesser of $50,000 or ten percent of the total annual salary and bonus reported in the above table.

(3) On June 9, 1997, the Board of Directors awarded an aggregate of 97,500 shares of Common Stock under the Company's Restricted Stock Plan to its executive officers as follows: 37,500 shares of Common Stock to Mr. Joel Girsky, 37,500 shares of Common Stock to Mr. Charles Girsky, 15,000 shares of Common Stock to Mr. Jeffrey Gash and 7,500 shares of Common Stock to Mr. Gary Giordano. These grants were subject to the approval of the Company's shareholders, which approval was received on December 9, 1997. The awards vested in one-quarter increments annually. Accordingly, as of June 30, 2003, all of the aforementioned awards were vested. The value of the aggregate restricted stock holdings of these individuals at June 30, 2003 was as follows: $155,375 for Mr. Joel Girsky, $155,375 for Mr. Charles Girsky, $62,150 for Mr. Jeffrey Gash and $31,075 for Mr. Gary Giordano. These figures are based upon the fair market value per share of the Company's Common Stock at June 30, 2003, minus the purchase price of such awards. The closing sale price for the Company's Common Stock as of June 30, 2003 on the Nasdaq National Market was $4.81.

(4) Adjusted to give effect to a 3-for-2 stock split which was effective on July 24, 2000.

(5) Includes 401(k) matching contributions, premiums paid on group term life insurance, the taxable portion of split dollar life insurance policies and, in the case of Mr. Joel Girsky deferred compensation accrued in connection with his employment agreement with the Company. 401(k) matching contributions for Fiscal 2003 for the Named Executives were as follows: Mr. Joel Girsky - $1,248, Mr. Oliveri - $0, Mr. Charles Girsky - $1,125, Mr. Gash - $1,496 and Mr. Giordano - $825. Premiums paid on group term life insurance for Fiscal 2003 for the Named Executives were as follows: Mr. Joel Girsky - $1,188, Mr. Oliveri - $414, Mr. Charles Girsky - $1,219, Mr. Gash - $414 and Mr. Giordano - $270. The taxable portion of split dollar life insurance policies for Mr. Joel Girsky was $8,060 and for Mr. Gash was $563 for Fiscal 2003. $50,000 deferred compensation was accrued in Fiscal 2003 in connection with Mr. Joel Girsky's employment agreement with the Company.

Employment Agreements

                  The Company entered into a four-year employment agreement with Joel Girsky, effective as of July 1, 2001, to serve as the Company's Chairman and President. The employment agreement will automatically renew for additional one-year periods on each anniversary date, unless notice is given 90 days prior to an anniversary date. In the event that a notice of non-renewal is delivered by either party, Mr. Girsky's employment agreement shall continue for a period of three years following the anniversary date which follows immediately after the date that such notice is delivered. However, in the event that a notice of non-renewal is delivered by either party at such time as Mr. Girsky is at least 70 years of age, then the employment agreement shall continue for a period of only one year following the anniversary date which follows immediately after the date that such notice is delivered. Mr. Joel Girsky receives a base salary of $375,000 for each fiscal year ending June 30. In addition, he is entitled to receive a cash bonus equal to four percent of the Company's earnings before income taxes for each fiscal year in which such earnings are between $1.0 million and $2.5 million, or six percent of the Company's earnings before income taxes for such fiscal year if such earnings are in excess of $2.5 million up to a maximum annual cash bonus of $720,000. If the Company's earnings before income taxes are in excess of $12.0 million for any such fiscal year, Mr. Girsky may also receive stock options. Mr. Girsky or his estate, as the case may be, is entitled to receive a payment of $375,000 if he dies or becomes permanently disabled during the term of the employment agreement. The death benefit of $1.5 million provided for in the prior employment agreement was being funded by life insurance policies maintained by the Company, which policies were transferred to Mr. Girsky. Mr. Girsky also receives deferred compensation which accrues at the rate of $50,000 per year, and becomes payable in a lump sum at the cessation of his employment, with or without cause, at any time. In the event of a change in control, Mr. Girsky will receive 299% of the average of his base salary plus cash bonus for the previous five years, to the extent that such payment does not equal or exceed three times Mr. Girsky's base amount, as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. Additionally, upon a change of control, Mr. Girsky's employment agreement may be assigned by the Company or any such successor or surviving corporation with the prior written consent of Mr. Girsky. Commencing upon the termination of Mr. Girsky's employment with the Company, and ending on the later to occur of Mr. Girsky's death or his spouse's death, the Company will permit Mr. Girsky and his spouse to the extent eligible, to participate in the health and medical benefit program provided by the Company to senior executive officers.

                  The Company entered into a three-year employment agreement with Joseph F. Oliveri, effective as of June 6, 2000. The employment agreement will automatically renew for additional one-year periods unless notice is given 90 days prior to an anniversary date. Mr. Oliveri receives a base salary at an annual rate of $300,000. In addition, he is entitled to receive a cash bonus equal to two percent of Interface's gross profit from certain customers for each twelve month period beginning June 1, 2000, June 2, 2001 and June 1, 2002.

                  The Company entered into a four-year employment agreement with Charles Girsky, effective as of July 1, 2001, to serve as the Company's Executive Vice President. The employment agreement will automatically renew for additional one-year periods on each anniversary date, unless notice is given 90 days prior to an anniversary date. In the event that a notice of non-renewal is delivered by either party, Mr. Girsky's employment agreement shall continue for a period of three years following the anniversary date which follows immediately after the date that such notice is delivered. However, in the event that a notice of non-renewal is delivered by either party at such time as Mr. Girsky is at least 70 years of age, then the employment agreement shall continue for a period of only one year following the anniversary date which follows immediately after the date that such notice is delivered. Mr. Girsky receives a base salary of $250,000 for each fiscal year ending June 30. In addition, he is entitled to receive a cash bonus equal to two percent of the Company's earnings before income taxes for each fiscal year in which such earnings are between $1.0 million and $2.5 million, or three percent of the Company's earnings before income taxes for such fiscal year if such earnings are in excess of $2.5 million up to a maximum annual cash bonus of $360,000. If the Company's earnings before income taxes are in excess of $12.0 million for any such fiscal year, Mr. Girsky may also receive stock options. Mr. Girsky or his estate, as the case may be, is entitled to receive a payment of $250,000 if he dies during the term of the employment agreement. The death benefit of $1.0 million provided for in the prior employment agreement was being funded by a life insurance policy maintained by the Company, which policy was transferred to Mr. Girsky. In the event of a change in control, Mr. Girsky will receive 250% of the average of his base salary plus cash bonus for the previous five years, to the extent that such payment does not equal or exceed three times Mr. Girsky's base amount, as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. Additionally, upon a change of control, Mr. Girsky's employment agreement may be assigned by the Company or any such successor or surviving corporation with the prior written consent of Mr. Girsky. Commencing upon the termination of Mr. Girsky's employment with Jaco, and ending on the later to occur of Mr. Girsky's death or his spouse's death, the Company will permit Mr. Girsky and his spouse to the extent eligible, to participate in the health and medical benefit program provided by the Company to senior executive officers.

                  The Company entered into a four-year employment agreement with Jeffrey Gash, effective as of July 1, 1998, to serve as the Company's Executive Vice President of Finance. The employment agreement will automatically renew for additional one-year periods on each anniversary date, unless notice is given 90 days prior to an anniversary date. In the event that a notice of non-renewal is delivered by either party, Mr. Gash's employment agreement shall continue for a period of three years following the anniversary date which follows immediately after the date that such notice is delivered. Pursuant to the agreement, as amended, Mr. Gash receives a base salary of $160,000 for each fiscal year ending June 30. In addition, he is entitled to receive a cash bonus as determined by the Board of Directors and the President. Mr. Gash or his estate, as the case may be, is entitled to receive a payment of $750,000 if he dies during the term of the employment agreement. The death benefit is currently being funded by a life insurance policy maintained by the Company. In the event of Mr. Gash's cessation of employment with the Company, upon his request, the Company is obligated to transfer such policy to Mr. Gash. Thereafter, the Company would have no further liability for the payment of such benefit or the premiums on such policy. In the event of a change in control, Mr. Gash will receive 200% of the average of his base salary plus cash bonus for the previous five years, to the extent that such payment does not equal or exceed three times Mr. Gash's base amount, as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. Additionally, upon a change of control, Mr. Gash's employment agreement may be assigned by the Company or any such successor or surviving corporation with the prior written consent of Mr. Gash.

                  The Company entered into an agreement with Gary Giordano dated as of July 20, 1998, which provides a lump sum payment to him in the event of a change in control. If Mr. Giordano's employment with the Company or a successor or surviving corporation is terminated other than for cause (commission by Mr. Giordano of an act constituting common law fraud or a felony), for a period of up to two years after the change in control event, he will receive up to 200% of the average of his base salary plus cash bonus for the previous three years based upon a formula. The payment will be made to Mr. Giordano to the extent such payment does not exceed Mr. Giordano's base amount as computed in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986. The agreement also requires Mr. Giordano to refrain from disclosing proprietary or confidential information obtained by him. The agreement does not obligate the Company to retain the services of Mr. Giordano.

Option Grants

Option Exercises and Fiscal Year-End Option Values

                  The following tables set forth information concerning the grant of stock options during Fiscal 2003 to each of the persons described in the Summary Compensation Table and the number and value of unexercised options held by them at the fiscal year-end.



                                       13
                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                Individual Grants
------------------------ ------------------- ------------------- ------------------ ------------------ -----------------------
                                               Percentage of
                             Number of             Total                                                Potential Realizable
                             Securities         Options/SARs                                              Value At Assumed
                             Underlying          Granted to                                            Annual Rates of Stock
                            Options/SARs        Employees in     Exercise or Base                        Price Appreciation
         Name               Granted (#)         Fiscal Year        Price ($/Sh)      Expiration Date    for Option Term (1)
         ----               -----------         -----------        ------------      ---------------        ---------------
                                                                                                            5%($)     10%($)
                                                                                                            -----     ------

Joel H. Girsky               25,000(2)               9%                2.35         October 31,  2012     36,900      93,600

Joseph F. Oliveri            25,000(2)               9%                2.35         October 31,  2012     36,900      93,600

Charles B. Girsky            25,000(2)               9%                2.35         October 31,  2012     36,900      93,600

Jeffrey D. Gash              25,000(2)               9%                2.35         October 31,  2012     36,900      93,600

Gary Giordano                25,000(2)               9%                2.35         October 31,  2012     36,900      93,600



(1) The potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate of five percent and ten percent. The assumed annual rates of appreciation are computed in accordance with the rules and regulations of the Securities and Exchange Commission. No assurance can be given that the annual rates of appreciation assumed for the purposes of the table will be achieved, and actual results may be lower or higher.

(2) The options in the table were granted on November 1, 2002 under the Company's 2000 Stock Option Plan and have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable one year from the date of grant.




               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                                  Number of Securities
                                Shares                           Underlying Unexercised              Value of Unexercised
                               Acquired           Value          Options/SARs at FY-End           In-the-Money Options/SARs at
                               On Exercise       Realized                (#)(1)                           FY-End($)(2)
                               ------------      ---------     Exercisable      Unexercisable       Exercisable Unexercisable
                                    (#)             ($)        -----------      -----------         ----------- -------------
          Name                      ---             ---
          ----

Joel H. Girsky                    --              --               410,000      25,000                 855,300      61,500

Joseph F. Oliveri                 --              --                45,000      25,000                    --        61,500

Charles B. Girsky                 --              --                77,500      25,000                 147,800      61,500

Jeffrey D. Gash                   --              --                45,000      25,000                  79,900      61,500

Gary Giordano                     --              --                30,000      25,000                  34,700      61,500



(1) Adjusted to give effect to a 3-for-2 stock split which was effective on July 24, 2000.

(2) Based on the fair market value per share of the Common Stock at year end, minus the exercise or base price on "in-the-money" options. The closing sale price for the Company's Common Stock as of June 30, 2003 on the Nasdaq National Market was $4.81.

Director Compensation

     On September 15, 1999, the Company granted each of Mr. Stephen A. Cohen, Mr. Edward M. Frankel and Mr. Joseph F. Hickey, Jr., five year options to purchase 11,250 shares of Common Stock at an exercise price of $2.50 per share. The per share exercise price of each option is equal to the closing price of the Common Stock on the date of grant. The options vest on the one-year anniversary date of the date of grant and were issued pursuant to the Company's 1993 Non-Qualified Stock Option Plan.

     On December 12, 2000, the Company granted each of Mr. Stephen A. Cohen, Mr. Edward M. Frankel and Mr. Joseph F. Hickey, Jr., ten year options to purchase 5,000 shares of Common Stock at an exercise price of $8.00 per share. The per share exercise price of each option is equal to the closing price of the Common Stock on the date of grant. The options vest on the one-year anniversary date of the date of grant and were issued pursuant to the Company's 2000 Stock Option Plan.

     On November 1, 2002, the Company granted each of Mr. Stephen A. Cohen, Mr. Edward M. Frankel and Mr. Joseph F. Hickey, Jr., ten year options to purchase 25,000 shares of Common Stock at an exercise price of $2.35 per share. The per share exercise price of each option is equal to the closing price of the Common Stock on the date of grant. The options vest on the one-year anniversary date of the date of grant and were issued pursuant to the Company's 2000 Stock Option Plan.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

     The Company's employment agreements with Messrs. Joel Girsky, Charles Girsky, Jeffrey Gash and Joseph Oliveri, and the change-in-control agreement with Gary Giordano are described on pages 10 through 12 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

     Joseph F. Hickey, Jr., a Director and member of the Compensation Committee, was a managing director of Tucker Anthony Sutro Capital Markets through April 2001, which firm rendered services to the Company from time to time. Tucker Anthony Sutro Capital Markets merged with RBC Dain Rauscher Corp. in March 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Executive officers, directors, and ten percent shareholders are required to furnish the Company with copies of such forms. Based solely on a review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during Fiscal 2003, the Company's executive officers, directors, and ten percent shareholders complied with all applicable
Section 16(a) filing requirements.

Board Compensation Committee Report on Executive Compensation

Introduction

                  The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of non-employee Directors. The Committee is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's senior executive officers (collectively, "Executives"). In determining the cash and non-cash compensation of Executives, the Committee annually evaluates both individual and corporate performance from both a short-term and long-term perspective.

                  A number of the Company's Executives have entered into employment agreements with the Company. For Fiscal 2003, Messrs. Joel Girsky and Charles Girsky did not receive cash bonuses and Mr. Joseph Oliveri did receive a cash bonus, as determined based upon a formula contained in each of their employment agreements. In addition, Mr. Gash did receive a cash bonus for Fiscal 2003. See "Executive Compensation and Other Information."

Philosophy

                  The Company's compensation program for Executives (the "Program") seeks to encourage the achievement of business objectives of the Company and superior corporate performance by the Company's Executives. The Program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing shareholder value through the use of equity-based incentives. The Program calls for consideration of the nature of each Executive's work and responsibilities, his or her leadership and technical skills, unusual accomplishments or achievements on the Company's behalf, years of service, the Executive's total compensation package (cash and non-cash compensation) and the Company's financial condition generally.

Components of Executive Compensation

                  Historically, the Company's executive employees have received cash-based and equity-based compensation. The Company attempts to pay its executive officers competitively in order that it may retain the most capable people in the industry.

                  Cash-Based Compensation: Base salary represents the primary cash component of an Executive's compensation, and is determined by evaluating the responsibilities associated with an Executive's position at the Company and his or her overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Committee believes that the Executives are best motivated through a combination of stock option awards and cash incentives.

                  Equity-Based Compensation: Equity-based compensation principally has been in the form of stock options, granted pursuant to the Company's 2000 Stock Option Plan and 1993 Non-Qualified Plan and awards of shares of Common Stock under the Company's Restricted Stock Plan. The Committee believes that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long term shareholder value, and thus provide a direct relationship between an executive's compensation and the shareholders' interests. No specific formula is used to determine option awards for an Executive. Rather, individual award levels are based upon the subjective evaluation of each Executive's overall past and expected future contributions to the success of the Company. Additionally, the Committee believes that awards under the Restricted Stock Plan will enhance the alignment of an Executive's interest with that of the shareholders, because the Executive may be able to realize greater value with increased stock performance.

Compensation of the Chief Executive Officer

                  The philosophy, factors, and criteria of the Committee generally applicable to the Company's senior management are applicable to the Chief Executive Officer.

                  This report is submitted by the Compensation Committee.

                                Edward M. Frankel
                               Joseph F. Hickey, Jr.


Directors' and Officers' Liability Insurance

                  The Company has purchased directors' and officers' liability insurance policies, as permitted by Article 7 of the New York Business Corporation Law. National Union Fire Insurance Company issued a policy, which provides coverage of $10,000,000 for an annual premium of $195,000. The policy has an expiration date of February 5, 2004, and is expected to be renewed on that date.

Audit Committee Report

                  The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

                  The Audit Committee has reviewed and discussed with the Company's management the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for Fiscal 2003. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

                  The Audit Committee has received and reviewed the written disclosures from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP its independence from the Company.

                  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for its Fiscal 2003 for filing with the Securities and Exchange Commission.

                  This report is submitted by the Audit Committee.

                  Joseph F. Hickey, Jr.
                  Edward M. Frankel
                  Stephen A. Cohen

Comparative Stock Performance Graph

                  The following is a graph comparing the annual percentage change in the cumulative total shareholder return of the Company's Common Stock with the cumulative total returns of the published Dow Jones US Total Market Index and Dow Jones US Industrial Services, All Index for the Company's last five (5) fiscal years:




                                     [GRAPH]











                                       1998         1999          2000           2001          2002         2003
                                       ----         ----          ----           ----          ----         ----
Jaco Electronics, Inc.                   100.00        66.33         353.77         148.09       113.36       116.02

Dow Jones US Total Market                100.00       120.66         132.09         112.13        91.85        92.88

Dow Jones US Industrial Services,        100.00       108.00          91.23          76.21        72.23        65.22
All


                              INDEPENDENT AUDITORS

                  Grant Thornton LLP has audited the Company's financial statements annually since the fiscal year ended June 30, 1984. The Board of Directors expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from shareholders.

Audit Fees

                  The aggregate fees billed by Grant Thornton LLP for professional services for the audit of the Company's annual consolidated financial statements for fiscal years 2003 and 2002 and the review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal years 2003 and 2002 were $181,035 and $188,750, respectively.

Audit Related Fees

                  The aggregate fees billed by Grant Thornton LLP for professional services related to the audit of the Company's annual consolidated financial statements for the fiscal years 2003 and 2002 were $31,230 and $15,800, respectively. These services consisted primarily of (i) services rendered in connection with acquisitions by the Company, (ii) assistance with regulatory filings and (iii) consultations on the effects of various accounting issues and changes in professional standards.

Tax Fees

                  The aggregate fees billed by Grant Thornton LLP for tax services for the fiscal years 2003 and 2002 were $112,015 and $70,500, respectively. These services consisted primarily of tax planning and assistance with the preparation of returns.

All Other Fees

                  There were no fees billed by Grant Thornton LLP for other services for the fiscal years 2003 and 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

                  Grant Thornton LLP was not engaged to perform any services involving financial information systems design and implementation for Fiscal 2003.

                  For Fiscal 2003, the Audit Committee has determined that the non-audit services performed by Grant Thornton LLP is compatible with maintaining the independence of Grant Thornton LLP.

                              CERTAIN TRANSACTIONS

                  During Fiscal 2003, the Company paid approximately $692,300 of rental expenses in connection with the Company's main headquarters and centralized inventory distribution facility, located in Hauppauge, New York, which was paid to Bemar Realty Company, the owner of such premises. Bemar is a partnership consisting of Messrs. Joel Girsky and Charles Girsky, both of whom are officers, directors and principal shareholders of the Company. The lease on the property, which is net of all expenses, including taxes, utilities, insurance, maintenance and repairs was renewed on January 1, 1996 and expires on December 31, 2003. The Company believes the current rental rate is at its fair market value.

                  Joseph F. Oliveri, the Company's Vice Chairman of the Board and an Executive Vice President, had served as a director of EMC Corporation, a public company, from March 1993 to October 9, 2001. Mr. Oliveri was also the President and Chief Executive Officer of Interface from March 1983 until June 2000, when it was acquired by the Company. Interface sells components to contract manufacturers which incorporate such components into products sold to EMC. Mr. Oliveri was a 40% stockholder of Interface, and therefore, upon the acquisition of Interface, Mr. Oliveri received his proportionate share of both the $15,400,000 purchase price paid by the Company at the closing, and the deferred payments made subsequent to the closing in the aggregate amount of $5,002,860.

                  Joseph F. Hickey, Jr., a Director, was also a managing director of Tucker Anthony Sutro Capital Markets through April 2001, which firm rendered services to the Company from time to time. Tucker Anthony Sutro Capital Markets merged with RBC Dain Rauscher Corp. in March 2002.


        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

                  Shareholder Proposals. Proposals of shareholders intended to be presented at the Company's 2004 Annual Shareholder Meeting (i) must be received by the Company at its offices no later than July 27, 2004, (ii) may not exceed 500 words and (iii) must otherwise satisfy the conditions established by the Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

                  Discretionary Proposals. Shareholders intending to commence their own proxy solicitations and present proposals from the floor of the 2004 Annual Shareholder Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, must notify the Company before September 10, 2004 of such intentions. After such date, the Company's proxy in connection with the 2004 Annual Shareholder's Meeting may confer discretionary authority on the Board to vote.

                                     GENERAL

                  The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                         By Order of the Board of Directors,


                                 Joel H. Girsky,
                                    Chairman


Hauppauge, New York
November 19, 2003

                                                                     Appendix A
                             JACO ELECTRONICS, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.       PURPOSE

         The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Jaco Electronics, Inc., a New York corporation (the "Company"). Among other specific duties, its responsibilities shall include the following:

         1. Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

         2. Reviewing the Company's auditing, accounting and financial reporting processes generally;

3. Engaging the Company's independent auditors and reviewing their audit efforts; and

4. Providing an open avenue of communication among the independent auditors, financial and senior management, and the Board.

         The Committee will primarily fulfill these responsibilities and duties by carrying out the activities and functions enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Committee shall be comprised of at least three directors, each of whom shall meet the independence and experience requirements of the NASDAQ Stock Market ("NASDAQ"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC").

         All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement.

         The members of the Committee will be elected by the Board, and will generally serve on the Committee for a term coinciding with their Board term.

III.     MEETINGS

         The Committee shall meet as often as necessary to carry out its responsibilities, but not less frequently than quarterly. Meetings may be called by the Chairman of the Committee, the Chief Executive Officer of the Company or any member of the Committee. In addition, the Committee will make itself available to the independent auditors of the Company as requested by such independent auditors. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company's records. Written or oral reports of meetings of the Committee shall be made to the Board at its next scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Committee shall:

1. Review the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Committee shall submit the Charter to the full Board for approval.

2. The sole authority to appoint (subject, if applicable, to shareholder ratification), compensate, retain, oversee (including working with management of the Company and such public accounting firm(s) to resolve disagreements regarding financial reporting), evaluate and if deemed appropriate, terminate the work of any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such public accounting firm shall report directly to the Committee.

3. Direct the Company, in its capacity as a committee of the Board, to provide appropriate funding for (a) payment of compensation to any public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) payment of compensation to any independent counsel or other advisers engaged by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

4.                Approve all audit engagement fees and terms.

5. Review, evaluate and pre-approve all audit services and permissible non-audit services provided by the Company's auditor as set forth in Section 10A(i) of the Exchange Act. The Committee may delegate authority to one or more members, when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions made by such member or members are presented to the full Committee for consideration and ratification at its next scheduled meeting.

6. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as set forth in Rule 10A-3(b)(3) under the Exchange Act.

7. Review the Company's annual audited financial statements and other related financial information prior to filing of its Form 10-K. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, estimates and judgments. Report to the Board and to the shareholders of the Company whether, based on such reviews and discussions, it recommends to the Board that the most recent year's audited financial statements be included in the Company's Form 10-K to be filed with the SEC.

8. Review the integrity of the Company's financial reporting processes and controls. Discuss financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Committee shall also review significant findings prepared by the independent auditors, with management's responses, the status of management's responses to previous recommendations from the independent auditors and the status of any previous instructions to management from the Committee.

9. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 100. The Chairman of the Committee may represent the entire Committee for purposes of this review.

10. Review the independent auditors audit plan, discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

11. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

12. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, which requires that auditors discuss with the Committee any significant relationship that could impair their independence. Discuss such reports with the auditor.

13. Review, in consultation with the independent auditors and the Company's Chief Financial Officer, any major issues as to the adequacy of the Company's internal financial controls and any special steps adopted in light of material control deficiencies.

14. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles and practices as applied in its financial reporting, and approve any material changes and other material questions, in preparing the Company's financial statements.

VI.               OTHER MATTERS

         1. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

         2. Perform any other activities consistent with this Charter, the Company's Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

         3. Review other matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

         4. Review financial and accounting personnel succession planning with the Company.

         5. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

         6. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

         7. The Committee shall have the authority to retain independent counsel or other advisers to advise and assist the Committee in carrying out its duties and functions and receive appropriate funding for compensation of such advisers without seeking board approval.

         8. The Committee may request that any officer or employee of the Company, or the Company's outside counsel or independent auditor attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

VII.     APPROVAL OF CHARTER

                  This Charter, as amended, was approved by the Board on November 7, 2003.

                                      PROXY
                             JACO ELECTRONICS, INC.
                   145 OSER AVENUE, HAUPPAUGE, NEW YORK 11788

           This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned constitutes and appoints Joel H. Girsky and Charles B. Girsky, and each of them, proxies of the undersigned (the "Proxies") with the power to appoint a substitute, and to represent and vote all shares of common stock of Jaco Electronics, Inc. (the "Company"), $.10 par value per share (the "Common Stock"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, December 16, 2003, and all adjournments thereof, as follows:



                    (Continued and to be signed on the reverse side)

A       Please mark your votes as in this example.






1.  To vote on the election of each     FOR all nominees   WITHHOLD AUTHORITY to
    of the following nominees to the    listed at right    vote for all nominees
    Board of Directors, as indicated:   (except as marked  listed at right
                                         to the contrary)

Nominees: Stephen A. Cohen
          Edward M. Frankel
          Charles B. Girsky
          Joel H. Girsky
          Joseph F. Hickey, Jr.
          Joseph F. Oliveri


(Instructions: To withhold authority
to vote for any individual nominee,
strike a line through the nominee's
name in the list at right.)

2. To vote, in the discretion of the Proxies, on such other matters as may properly come before the meeting.

 The shares of Common Stock represented by this Proxy shall be voted as directed above by the shareholder. In the absence of such direction, the shares of Common Stock shall be voted FOR the matter set forth in Item 1.

 Receipt of the Notice of Annual Meeting, the Proxy Statement and the Annual Report to Shareholders is hereby acknowledged.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.


Signature:___________ Signature if held jointly:_________ Dated:_________,2003

NOTE: Please sign as name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as it appears. If shares of Common Stock are held jointly, each named shareholder should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.